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                                                                    EXHIBIT 23.3



                          INDEPENDENT AUDITOR'S CONSENT



The Shareholders and Board of Directors
GET Manufacturing, Inc:


We consent to the incorporation by reference in the Registration Statement of Jabil Circuit, Inc. (Form S-8 dated August 16, 2002) of our report dated November 3, 1999, with respect to the consolidated financial statements of GET Manufacturing, Inc. and subsidiaries for the twelve months ended August 31, 1999, which report appears in the August 31, 2001 annual report on Form 10-K of Jabil Circuit, Inc.


/s/ Ernst & Young


Hong Kong
August 13 , 2002